Exhibit 4.1

LIFE360, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Fourth Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of September 18, 2018, by and among Life360, Inc., a Delaware corporation (the “Company”), the stockholders listed on Schedule 3 hereto (the “Founders”), the holders of Preferred Stock of the Company listed on Schedule 1 hereto (the “Existing Preferred Holders”) and the purchasers of Series D Preferred Stock of the Company listed on Schedule 2 hereto (the “New Investors”).

RECITALS

The Company, the Founders, and the Existing Preferred Holders are parties to a Third Amended and Restated Investors’ Rights Agreement dated as of July 12, 2017 (the “Prior Agreement”).

The Company and the New Investors have entered into a Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as the date hereof, pursuant to which the Company desires to sell to the New Investors and the New Investors desire to purchase from the Company shares of the Company’s Series D Preferred Stock (the “Series D Preferred Stock”). A condition to the New Investors’ obligations under the Purchase Agreement is that the Company, the Founders, the Existing Preferred Holders, and the New Investors enter into this Agreement in order to provide the Investors (as defined below) (i) certain rights to register shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of the Company’s preferred stock (the “Preferred Stock”) held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company, the Founders, and the Existing Preferred Holders desire to induce the New Investors to purchase shares of Series D Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth below.

The undersigned represent (a) the Company, (b) the holders of at least a majority of the Founders’ Shares (as defined in the Prior Agreement) held by Founders (as defined in the Prior Agreement) providing services to the Company as an officer, employee or consultant and (c) the holders of at least a majority of the Company’s outstanding Preferred Stock, and, as such, have the right pursuant to Section 5.3 of the Prior Agreement to execute and deliver this Agreement and amend and restate the Prior Agreement in the manner provided herein.

The Company, the Founders, and the Existing Preferred Holders desire to amend and restate the Prior Agreement in its entirety as set forth herein.

AGREEMENT

The parties agree as follows:

A. Amendment of Prior Agreement; Waiver of Right of First Offer.

Pursuant to Section 5.3 of the Prior Agreement, the Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Founders, the Existing Preferred Holders, and the New Investors shall be bound by the provisions hereof as the sole agreement of the Company, the Founders, the Existing Preferred Holders, and the New Investors with respect to the subject matter hereof. The Existing Preferred Holders holding at least a majority of the outstanding Preferred Stock hereby waive the right of first offer, including the notice requirements, set forth in Section 2.6 of the Prior Agreement with respect to the issuance of Series D Preferred Stock.

1. Registration Rights.

1.1 Definitions. For purposes of this Agreement:

(a) The term “Comerica” means Comerica Bank, a Texas banking association.

(b) The term “Comerica Warrants” means that certain Preferred Stock Purchase Warrant, issued by the Company to Comerica on July 17, 2012, and that certain Preferred Stock Purchase Warrant, issued by the Company to Comerica on March 27, 2014.

(c) The term “Corporate Investor” means ADT Holdings, Inc.

(d) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

(e) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act.

(f) The term “Founders’ Shares” means the shares of Common Stock issued to the Founders.

(g) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement.

(h) The term “Investor” means the New Investors and the Existing Investors; provided that, upon the exercise of the Lighthouse Warrant, and the exercise of the Comerica Warrants, Comerica or Lighthouse, respectively, shall be deemed an “Investor” hereunder and Schedule 1 hereto shall be automatically amended to include such party as an “Investor” hereunder without any further action by or consent from the Investors.

(i) The term “Lender Warrant” means each of the Comerica Warrant and the Lighthouse Warrant, and collectively, the “Lender Warrants.”

(j) The term “Lighthouse” means Lighthouse Capital Partners VI, L. P.

(k) The term “Lighthouse Warrant” means that certain Preferred Stock Purchase Warrant, issued by the Company to Lighthouse on July 17, 2012.

(l) The term “Qualified IPO” shall have the meaning as defined in the Restated Certificate.

(m) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(n) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, including, without limitation, shares of Preferred Stock issued upon exercise of the Lender Warrants, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof; provided, however, that for the purposes of Sections 1.2 and 1.13, the shares of Common Stock issuable or issued upon conversion of the Preferred Stock issued upon exercise of the Lender Warrants shall not be deemed Registrable Securities and the holders thereof shall not be deemed Holders, (ii) the Founders’ Shares only for the purposes of Section 1.3 related to Company registrations and provisions 1.7 through 1.12 only insofar as such provision relates to such Company registrations, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which such person’s rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.12 below.

(o) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(p) The term “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation as the same may be amended from time to time.

(q) The term “SEC” means the U.S. Securities and Exchange Commission.

(r) The term “Securities Act” means the U.S. Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) the 5th anniversary of the Initial Closing (as defined in the Purchase Agreement), or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least 33% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least such number of the Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $5,000,000, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file as soon as practicable, and in any event within 45 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its holders of capital stock for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected 2 registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) during the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3 or such longer period as required by the Joint Lead Managers in connection with an offering of the Company’s Common Stock on the official list of the Australian Securities Exchange (the “ASX” and such offering, the “ASX Offering”), provided that such period shall in no event exceed 12 months; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for holders of capital stock other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, give each Holder written notice of such registration at least fifteen (15) days prior to the filing of such registration statement. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 5.4, the Company shall, subject to the cut back provisions of Section 1.8 cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least 20% of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 1.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, provided that such Holders were permitted to register such shares as requested to be registered pursuant to Section 1.3 hereof without reduction by the underwriter thereof, (iv) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its holders of capital stock for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (v) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b), whichever is applicable.

1.7 Expenses of Registration.

(a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, not to exceed $50,000 for each registration, of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

(b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements, not to exceed $50,000 for each registration, of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c) Registration on Form S-3. All expenses incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements, not to exceed $50,000 for each registration, of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company, and any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by holders of capital stock to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders) but in no event shall (a) the amount of securities of the selling Holders included in the offering be reduced below 33% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling security holders may be excluded if the underwriters make the determination described above and no other holder’s securities are included or (b) any securities held by a Founder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling security holder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and holders of capital stock of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling security holder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and security holders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, partner, officer, director, security holder, legal counsel, accountant, underwriter, or controlling person of such Holder, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, partner, officer, director, security holder, legal counsel, accountant, underwriter, or controlling person of such Holder.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (a) of at least 20% of the transferring Holder’s aggregate Registrable Securities originally obtained from the Company (or if the transferring Holder then owns less than 20% of such originally acquired securities, then all remaining Registrable Securities then held by the transferring Holder), (b) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or holder of capital stock of a Holder, (c) that is an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (d) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (e) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (i) a partnership who are partners or retired partners of such partnership or (ii) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, Holder hereby agrees that such Holder will not, without the prior written consent of the Company or such underwriters, as the case may be, (i) sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement. Any waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all securityholders subject to such agreements pro rata based on the number of shares subject to such agreements.

(b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers, directors and 1% securityholders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d) Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14; provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the 12-month anniversary of the effective date of the Company’s initial registration statement subject to this Section 1.14.

(e) Power of Attorney.

(i) Each Holder acknowledges that if the Company seeks admission to the ASX, (A) the ASX may determine that some or all of the Company’s securities are “restricted securities” (as that term is defined in the ASX Listing Rules) (“Restricted Securities”) and require, as a condition to admission, that each holder of Restricted Securities (a “Restricted Securities Holder”) enter into a restriction agreement substantially in the form set out in Appendix 9A to the ASX Listing Rules under which the Restricted Securities Holder will be prohibited from transferring the Restricted Securities for the period of time determined by the ASX (“Mandatory Restriction Agreement”) and (B) the Joint Lead Managers engaged with respect to such ASX offering may require some or all of the stockholders to enter into a voluntary restriction agreement under which the stockholder will be prohibited from transferring the number of securities determined by the Joint Lead Managers for the period of time determined by the Joint Lead Managers (a “Voluntary Restriction Agreement” and together with the Mandatory Restriction Agreement, a “Restriction Agreement”).

(ii) Each Holder must, and when requested by the Board, will complete, execute and deliver to the Company, a Restriction Agreement, provided that Holders of Series D Preferred Stock will not be required to sign such Voluntary Restriction Agreement.

(iii) Each Holder irrevocably appoints any two directors of the Company acting together as his/her or its attorney to complete and sign the Restriction Agreement under hand or seal.

(iv) The Company will provide each Holder with a copy of any Restriction Agreement executed on behalf of that Holder pursuant to the power of attorney under this Section 1.14(e) promptly following such execution.

(v) Each attorney may exercise or concur in exercising his powers even if the attorney has a conflict of duty in exercising powers or has a direct or personal interest in the means or result of that exercise of power.

(vi) Each Holder agrees to ratify and confirm whatever the attorney lawfully does or causes to be done under the appointment.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (a) five years following the consummation of a Qualified IPO or (b) upon termination of this Agreement, as provided in Section 4.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. Upon the request by a Major Investor (as hereinafter defined), the Company shall deliver to each Major Investor (other than a Major Investor reasonably deemed by the Company to be a competitor of the Company):

(a) as soon as practicable, but in any event within 150 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and, as and to the extent otherwise required by the Board, audited and certified by an independent public accounting firm of internationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(c) within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance and statement of stockholders’ equity (including the type and amount of such securities held by each holder of the company’s capital stock) for and as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(d) as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e) such other information relating to the financial condition, business, prospectus, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 2.1(e) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptance to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date 60 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

For purposes of this Agreement, a “Major Investor” shall mean any Investor who holds at least 100,000 shares of Registrable Securities (subject to adjustment for stock splits, stock dividends, reclassifications or the like). For purposes of this Section 2.1, the term “Major Investor” includes any general partners, managing members and affiliates of a person that is otherwise a Major Investor, including Affiliated Funds. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

2.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be privileged or a trade secret or similar confidential information.

2.3 Stock Vesting. Unless otherwise approved by the Board (including at least two Preferred Directors, as defined in the Restated Certificate), all restricted stock, stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) seventy- five percent (75%) of such stock shall vest monthly over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at the lower of cost or fair market value, as determined by the Board in good faith, any unvested shares of stock held by such person. Unless otherwise approved by the Board (including the affirmative approval of at least two Preferred Directors), the Company shall not grant any stock option or stock equivalent providing for vesting provisions that differ from the standard vesting schedule or accelerate the vesting upon an Acquisition or an Asset Transfer, termination of employment or similar event. Any vesting acceleration granted by the Board after the date hereof shall be conditioned upon (i) execution of a release of claims, (ii) resignation from the Board, if applicable, and (iii) agreement to vote such shares as directed by the holders of a majority of the then outstanding shares of Common Stock.

2.4 Proprietary Information and Inventions Agreement. The Company shall require all future employees and consultants of the Company at the time they first begin working for the Company (whether as an employee or as a consultant) to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached as an exhibit to the Purchase Agreement.

2.5 Market Stand-off. All outstanding shares of Common Stock and Preferred Stock, and all future shares of Common Stock and Preferred Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities shall be subject to a market standoff substantially similar to that provided in Section 1.14 hereof.

2.6 Right of First Offer. Subject to the terms and conditions specified in this Section 2.6, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 15 calendar days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) issued and held, or issuable upon conversion of the Preferred Stock then held, by all the Fully Exercising Investors. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

(c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.6(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.6 shall not be applicable to the issuance of Exempted Securities (as defined in the Restated Certificate).

(e) In addition to the foregoing, the rights of first offer in this Section 2.6 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.7 Confidentiality. Each Investor agrees to use, and to use commercially reasonable efforts to ensure that its authorized representatives use, the same degree of care as such recipient uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies in writing as being proprietary or confidential or which would, under the circumstances, appear to a reasonable person to be confidential or proprietary, except such information that (a) was in the public domain prior to the time it was furnished to such recipient, (b) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.7 by such Investor), (c) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, (d) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company, or (e) was in its possession or known by such recipient (as evidenced by written records) without restriction prior to receipt from the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any bona fide prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser is bound by the provisions of this Section 2.7 prior to such disclosure and the Board (after being made aware of the identity of such prospective purchaser) has not deemed such prospective purchaser to be a competitor of the Company; (iii) to any former, current or prospective Affiliate, partner, limited partner, general partner, member, stockholder, management company or wholly owned subsidiary of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”), provided that such Investor informs such Permitted Disclosee that such information is confidential and directs such Permitted Disclosee to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Furthermore, Company acknowledges that Investor is engaged in the business of venture capital and receives information from many sources and reviews and invests in many opportunities that may involve similar or competing technologies, products, or services as offered by Company, which may include information that may be similar or identical to information disclosed by Company hereunder. Investor shall be free to use any such proprietary or confidential information for any purpose it may deem appropriate, subject to its above obligation regarding disclosure of such proprietary or confidential information during the specified period of confidentiality. Furthermore, Investor will not maintain an exclusive relationship with Company and Company agrees that neither this Agreement nor any disclosure of such proprietary or confidential information hereunder to Investor or Permitted Disclosee, (A) obligates Investor or Permitted Disclosee to receive any information from, perform any work for or enter into any agreement with Company or (B) limits Investor or Permitted Disclosee from engaging in or operating any business, entering into any agreement or business relationship with any third party, or evaluating, engaging in investment discussions with or investing in any third party, whether or not competitive with Company.

2.8 Right to Conduct Activities. The Company hereby acknowledges that certain of the Investors are professional investment funds and strategic investors, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business. No such Investor, nor its partners, affiliates, or affiliated investment funds shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor or any affiliated investment fund in any entity competitive to the Company, or (ii) actions taken by any partner, officer, advisor or other representative of such Investor or any of its affiliates to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise; provided, however, that nothing herein shall relieve such Investor or any other party from liability associated with misuse of the Company’s confidential information in contravention of Section 2.7 hereof.

2.9 ASX Offering. The Company shall use good faith efforts to (a) effect an ASX Offering on or before June 30, 2019 and (b) take such actions as are reasonably necessary to effect such ASX Offering, including, but not limited to (i) soliciting Board and stockholder consents to effect the changes to the Company’s Restated Certificate, Bylaws or equity plans as required by the ASX, (ii) effecting amendments to warrants to net exercise automatically upon the ASX Offering if not previously exercised at least one month prior to the ASX Offering, and (iii) creating a subsidiary to facilitate any secondary “sell-down” element of the ASX Offering.

2.10 ASX Participation Right. Subject to the requirements of applicable securities laws and regulations, and in connection with an ASX Offering, the Company agrees to cause its managing underwriter or underwriters for such ASX Offering to provide each Purchaser (as defined in the Purchase Agreement) with the right, but not the obligation, to purchase from the Company, in the ASX Offering, (i) a number of shares to be sold in the ASX Offering equal to 150% of total purchase price paid by such Purchaser for shares of Series D Preferred Stock pursuant to the Purchase Agreement divided by the price per share offered in the ASC Offering or, if an Investor’s participation in the ASX Offering would not be permitted under applicable securities laws and regulations, (ii) an equivalent number of shares of Common Stock in a concurrent private placement at such price per share offered in the ASX Offering. The shares of Common Stock so offered, if any, shall be offered at the same price at which they are being offered to the public pursuant to the Company’s offering circular with respect to the ASX Offering. The Company and each Investor acknowledge that this indication of interest is not intended to be an offer to purchase from any Investor but merely an indication of interest to assist the Company in structuring the ASX Offering and preparing appropriate disclosure in the offering circular.

2.11 Termination of Certain Covenants. Each of the covenants set forth in this Section 2 (other than the covenants set forth in Sections 2.4, 2.5, 2.7, 2.8, 2.10 and 2.11) shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of this Agreement, as provided in Section 4.

3. Stand Still Agreement.

3.1 The Corporate Investor agrees and acknowledges that it will not directly or indirectly, acting alone or in concert with others, acquire or agree, offer, seek or propose to acquire beneficial ownership (as defined in the Exchange Act) of any Shares of the Company, or rights or options to acquire such ownership (including from a third party) (collectively, an “Acquisition of Shares”).

3.2 The restrictions set forth in Section 3.1 shall not apply to, and nothing herein shall in any way restrict the Corporate Investor:

(a) from obtaining any Shares acquired directly from the Company by the Corporate Investor in connection with a stock split, rights offering made by the Company, dividend or recapitalization; or

(b) from obtaining any Shares issued by the Company:

(i) pursuant to any pre-emptive or other contractual rights to acquire Shares provided by (A) the Company to such Corporate Investor (including, without limitation, pursuant to the rights of first offer set forth in Section 2.6 of this Agreement and any contractual right set forth in the Company’s Certificate of Incorporation or the other Transaction Agreements (as defined in the Purchase Agreement)) or (B) any other stockholder of the Company or party pursuant to the terms of any Transaction Agreement;

(ii) upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities, including, without limitation, warrants, notes or options (in each case, only to the extent such convertible, exchangeable, or exercisable security is issued to the Corporate Investor directly by the Company);

(iii) upon conversion of the Preferred Stock; or

(iv) pursuant to the Purchase Agreement.

3.3 The covenants set forth in this Section 3 may be terminated or waived by the Company, notwithstanding and without regard to any other waiver or termination requirements set forth in this Agreement. Any termination, waiver or consent that may be made by the Company under this Section 3 shall be made at the sole discretion of the Company. The waiver or consent of the Company with respect to any transaction that would constitute an Acquisition of Shares shall not be deemed to constitute a waiver or consent to any other transaction that would constitute an Acquisition of Shares hereunder.

3.4 The covenants set forth in this Section 3 shall terminate as to the Corporate Investor and be of no further force or effect (a) immediately prior to the consummation of a Qualified IPO, or (b) upon termination of this Agreement, as provided in Section 4.

4. Termination of Agreement. This Agreement shall terminate and have no further force or effect upon the consummation of a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Restated Certificate, including a Liquidation Transaction (as defined in the Restated Certificate), except that any indemnification obligations set forth in Section 1.10 arising prior to and existing at the time such transaction(s) are consummated shall continue in full force and effect notwithstanding the consummation of such transaction(s).

5. Miscellaneous.

5.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto, including, without limitation, the Prior Agreement.

5.2 Successors and Assigns; Third Party Beneficiaries. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and legal representatives of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, assigns and legal representatives any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of (a) the Company, (b) the holders of at least a majority of the Founders’ Shares held by Founders so long as either Founder is then providing services to the Company as an officer, employee or consultant (provided, however, that if the Founders are not providing services to the Company as the result of a temporary disability or pursuant to a leave of absence approved by the Board of Directors, including at least two Preferred Directors, the consent of at least a majority of the Founders’ Shares held by the Founders shall be required), and (c) the holders of at least a majority of the Company’s outstanding Preferred Stock (or their respective successors and assigns). Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series D Preferred Stock as “Investors.” Notwithstanding the foregoing, (i) Sections 2.1, 2.2, Section 2.6 and any other section of this Agreement applicable to Major Investors (including this clause (i))may be amended, or any provision waived with respect to a particular transaction only with the written consent of the Major Investors holding at least a majority of the Registrable Securities held by all Major Investors; (ii) any amendment to or waiver of Section 3 shall require the consent of the Corporate Investor; (iii) the consent of holders of at least a majority of the Founders’ Shares held by Founders shall be required if any such amendment or waiver adversely affects the rights of the Founders in a manner that is different than the effect on the rights of the other parties hereto, (iv) this Agreement may not be amended and the observance of any term hereunder may not be waived without the written consent of the holders representing a majority of the outstanding shares of Series D Preferred Stock with respect to (A) the Series D Preferred Stock if such amendment or waiver would alter, change or waive the rights or obligations relating to the Series D Preferred Stock in a manner that is materially and adversely different than, or materially disproportionate to, the treatment by such amendment or waiver of the rights or obligations relating to all other series of Preferred Stock and (B) any provision related to the ASX Offering, which for the avoidance of doubt shall include, but not be limited to, Sections 1.1(l), 1.2(d)(ii), 1.12 and 1.14(e), (v) this Agreement may not be amended and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor if such amendment or waiver would alter, change or waive the rights or obligations of such Investor in a manner that is materially and adversely different than, or materially disproportionate to, the treatment by such amendment or waiver of the rights or obligations of all other Investors, (vi) this Agreement may not be amended and the observance of any term hereunder may not be waived with respect to the Series C-1 Preferred Stock without the written consent of the holders representing a majority of the outstanding shares of Series C-1 Preferred Stock if such amendment or waiver would alter, change or waive the rights or obligations relating to the Series C-1 Preferred Stock in a manner that is materially and adversely different than, or materially disproportionate to, the treatment by such amendment or waiver of the rights or obligations relating to all other series of Preferred Stock, (vii) this Agreement may not be amended and the observance of any term hereunder may not be waived with respect to the Series C Preferred Stock without the written consent of the holders representing a majority of the outstanding shares of Series C Preferred Stock if such amendment or waiver would alter, change or waive the rights or obligations relating to the Series C Preferred Stock in a manner that is materially and adversely different than, or materially disproportionate to, the treatment by such amendment or waiver of the rights or obligations relating to all other series of Preferred Stock, (viii) this Agreement may not be amended and the observance of any term hereunder may not be waived with respect to the Series B Preferred Stock without the written consent of the holders representing a majority of the outstanding shares of Series B Preferred Stock if such amendment or waiver would alter, change or waive the rights or obligations relating to the Series B Preferred Stock in a manner that is materially and adversely different than, or materially disproportionate to, the treatment by such amendment or waiver of the rights or obligations relating to all other series of Preferred Stock, and (ix) this Agreement may not be amended and the observance of any term hereunder may not be waived with respect to the Series A Preferred Stock without the written consent of the holders representing a majority of the outstanding shares of Series A Preferred Stock if such amendment or waiver would alter, change or waive the rights or obligations relating to the Series A Preferred Stock in a manner that is materially and adversely different than, or materially disproportionate to, the treatment by such amendment or waiver of the rights or obligations relating to all other series of Preferred Stock. Any amendment or waiver effected in accordance with this Section 5.3 shall be binding upon the Company, the Founders, the Investors, and each of their respective successors and assigns.

5.4 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or on Schedule 1 hereto, or as subsequently modified by written notice.

5.5 Aggregation of Stock. All shares of capital stock of the Company held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate. As used herein, “Affiliate” means, with respect to any specified Investor, any other Investor who, directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, managing member, officer or director of such Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor.

5.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

5.7 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

5.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE COMPANY: LIFE360, INC.

By:	/s/ Chris Hulls
Chris Hulls
Chief Executive Officer

Address:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE FOUNDERS: CHRIS HULLS

/s/ Chris Hulls
(Signature)

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE FOUNDERS: ALEX HARO

/s/ Alex Haro
(Signature)

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

NEW VENTURES, LLC

By: AmFam Holdings, Inc.

Its: Managing Member

By:	/s/Peter Gunder
(Signature)

Name: Peter C. Gunder
Title: Vice President

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

A-FUND, L.P.

By:	A-Fund Investment Management, L.P. its General Partner

By:	A-Fund International, Ltd. its General Partner

By:	/s/ Jason Krikorian
General Partner

Address:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

BULLPEN CAPITAL, L.P.

By:	/s/ Richard Melmon
(Signature)

Name: Richard Melmon
Title: Managing Director

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

FONTINALIS CAPITAL PARTNERS I, LP

By:	FONTINALIS CAPITAL PARTNERS GP I, LLC, its General Partner

By:	/s/ Laura Petterle
Laura A. Petterle
Partner and CFO

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEVIN HARTZ

By:	/s/ Kevin Hartz

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERPAH LIFE360, LLC

By:	/s/ Tuff Yen
Tuff Yen
CEO Seraph Capital

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

VERIZON VENTURES LLC

By:	/s/ Colleen Cunniffe
Colleen Cunniffe
Chairman and Chief lnvestment Officer

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

SVIC NO. 22 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P

By:	/s/ Wonsang Jang

(Signature)

Name: Wonsang Jang
Title: CFO

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

ADT HOLDINGS, INC.

By:	/s/ Lee Jackson
(Signature)

Name: Lee Jackson
Title: Vice President

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

GREENCAPE BROADCAP FUND

By:	/s/ Steven Haralambdis
(Signature)

Name: Steven Haralambdis Title: Dealer

Address:

Email:

HESTA GREENCAPE CAPITAL

By:	/s/ Steven Haralambdis
(Signature)

Name: Steven Haralambdis
Title: Dealer

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

LOCAL GOVERNMENT SUPER SCHEME—GREENCAPE

By:	/s/ Steven Haralambdis
(Signature)

Name: Steven Haralambdis
Title: Dealer

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

REST – GREENCAPE CAPITAL

By:	/s/ Steven Haralambdis
(Signature)

Name: Steven Haralambdis
Title: Dealer

Address:

Email:

REST – GREENCAPE CAPITAL 2

By:	/s/ Steven Haralambdis
(Signature)

Name: Steven Haralambdis
Title: Dealer

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

WARAKIRRI AUSTALIAN PENSIONS FUND

By:	/s/ Steven Haralambdis
(Signature)

Name: Steven Haralambdis
Title: Dealer

Address:

Email:

WARAKIRRI ENDEAVOUR FUND

By:	/s/ Steven Haralambdis
(Signature)

Name: Steven Haralambdis
Title: Dealer

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

WARAKIRRI ETHICAL CHARITIES PENSIONS FUND

By:	/s/ Steven Haralambdis
(Signature)

Name: Steven Haralambdis
Title: Dealer

Address:

Email:

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.

The parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

REGAL FUNDS MANAGEMENT PTY LTD

as trustee for Atlantic Absolute Return Fund

By:	/s/ Brendan O’Connor
(Signature)

Name: Brendan O’Connor
Title: CEO, Director

Address:

Email:

By:	/s/ Kenny Ho
(Signature)

Name: Kenny Ho
Title: Company Secretary

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF LIFE360, INC.